LICENSE AGREEMENT

      This License Agreement (hereinafter referred to as the "License Agreement"), effective as of the 25th day of November, 1997 is made by and between Bar-Ilan Research and Development Company Ltd., a company duly organized and existing under the laws of the State of Israel and having a principal place of business at Bar-Ilan University, P0 Box 1530, Ramat Gan 52115, Israel ("BAR-ILAN"), and Ansan Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 400 Oyster Point Boulevard, Suite 435, South San Francisco, California 94080, USA ("ANSAN").

      WHEREAS, BAR-ILAN is entering this License Agreement on its own behalf, and as representative and trustee for Bar-Ilan University (the "University") and MOR-Research Applications Ltd. ("MOR"), and represents that it has been authorized by the University and MOR to make the representations and undertakings contained herein; and

      WHEREAS, BAR-ILAN has the right to grant licenses under the Patent Rights (as later defined) and whereas ANSAN desires to obtain a license upon the terms and conditions hereinafter set forth; and

      WHEREAS, ANSAN has represented to BAR-ILAN, to induce BAR-ILAN to enter into this License Agreement, that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights and know-how of BAR-ILAN, so that public utilization shall result therefrom; and

      WHEREAS, BAR-ILAN and ANSAN have entered into a previous license agreement, effective as of the 31st day of October, 1992; and

      WHEREAS, BAR-ILAN and ANSAN mutually agree to terminate that previous license agreement and replace it with this new License Agreement and a parallel license agreement between BAR-ILAN and Titan Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having a principal place of business at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080, USA ("TITAN").

      NOW, THEREFORE, it is agreed as follows:

                             ARTICLE I - DEFINITIONS

      For the purposes of this License Agreement, the following words and phrases shall have the following meanings:

      1.1. "AFFILIATE" shall mean any company or entity, the voting control of which is at least fifty percent (50%), directly or indirectly, owned or controlled by ANSAN or which, directly or indirectly, owns or controls at least fifty percent (50%) of ANSAN or which is under common control with ANSAN. "AFFILIATE" shall also mean any entity in fact effectively controlled by or under common control with ANSAN.

      1.2. "Patent Rights" shall mean:

            1.2.1. Israeli Patent Applications Nos. 83389 and 87072, filed July 30, 1987 and July 11, 1988, respectively; and any applications claiming priority or benefit directly or indirectly from either or both of them, including any continuations, continuations-in-part, and divisionals thereof; and any patents issuing from any of the foregoing, including any reissues, reexaminations, and extensions thereof; as set forth in Appendix I, Paragraph 1 (the "Basic Patents"); and

            1.2.2. US Patent Application No. 08/206,690, filed March 7, 1994; and any applications claiming priority or benefit directly or indirectly therefrom, including any continuations, continuations-in-part, and divisionals thereof; and any patents issuing from any of the foregoing; including any reissues, reexaminations, and extensions thereof; as set forth in Appendix I, Paragraph 2 (the "Hemoglobinopathies Patents").

      1.3. "Licensed Product(s)" shall mean:

             1.3.1. Any product which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the product is made, used, leased, or sold;

            1.3.2. Any product which is manufactured by using a process which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the process is used;

            1.3.3. Any product which is used according to a method which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the method is used.

      1.4. "Licensed Process(es)" shall mean any process or method, which is covered, in whole or in part, by a valid and unexpired claim contained in the Patent Rights in the country in which the process or method is used.

      1.5. "ANSAN Field" shall mean: (a) with respect to butylidene dibutyrate (sometimes referred to as "AN-10"), all indications and routes of administration except non-topical applications for oncologic disorders; and (b) with respect to all other products within the Patent Rights, (i) the treatment of (beta)-hemoglobinopathies ((beta)-globin disorders) and (ii) topical applications other than oncologic disorders. The term "oncologic disorders" shall not include chemotherapy- or radiotherapy-induced alopecia.

      1.6. "Net Sales" shall mean ANSAN's or an AFFILIATE's billings for Licensed Products and Licensed Processes, less the sum of the following:

            (a)   discounts allowed in amounts customary in the trade;

            (b) sales, tariffs, duties, and/or use taxes directly imposed on and with reference to particular sales;

            (c)   outbound transportation prepaid or allowed;

            (d)   amounts allowed or credited on returns; and

            (e)   bad debt deductions actually written off during the period.

      No deductions shall be made for commissions paid to individuals whether they be independent sales agencies or regularly employed by ANSAN or an AFFILIATE and on their payroll. Licensed Products and Licensed Processes shall be considered "sold" when billed out or invoiced.

                                ARTICLE 2 - GRANT

      2.1. BAR-ILAN hereby grants to ANSAN a worldwide license to practice under the Patent Rights, and to make, have made, use, lease, and/or sell the Licensed Products in the ANSAN Field and to practice the Licensed Processes in the ANSAN Field, said license being perpetual unless sooner terminated as hereinafter provided and subject to the payment of royalties as hereinafter provided, and said license to include the right to sublicense in the ANSAN Field and to be exclusive to ANSAN in the ANSAN Field.

      2.2. ANSAN agrees that any sublicenses granted by it shall provide for the same obligations as those obligations imposed only by this License Agreement.

      2.3. ANSAN agrees to forward to BAR-ILAN annually a copy of such reports received from any sublicensee as may be pertinent to an accounting of royalties, as well as copies of all sublicense agreements entered into by ANSAN in connection with the Patent Rights.

                            ARTICLE 3 - DUE DILIGENCE

      3.1. ANSAN shall use its reasonable best efforts to bring Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights and continue active, diligent marketing efforts for Licensed Products or Licensed Processes throughout the life of this Agreement.

      3.2. ANSAN shall endeavor to use the Rabin Medical Center in Petach-Tikva, Israel, as one of the sites to conduct human clinical trials of the Licensed Products provided that US Food and Drug Administration ("FDA") protocols and standards can be achieved and the cost per patient is competitive with the United States.

                              ARTICLE 4 - ROYALTIES

      4.1. For the rights, privileges, and license granted hereunder, ANSAN shall pay to BAR-ILAN, as set forth below, either (i) until the expiration of the last applicable patent within the Patent Rights on any Licensed Product or Licensed Process in the country in which such Licensed Process is used or such Licensed Product is made, used, leased, or sold, after which time ANSAN's license shall become fully paid-up and perpetual in such country, or (ii) or until this License Agreement shall be terminated as hereinafter provided:

            4.1.1. In each calendar year, a royalty in an amount equal to [***] percent [***]% of Net Sales of the Licensed Products or Licensed Processes leased or sold, by ANSAN or an AFFILIATE.

            4.1.2. In each calendar year, a royalty in an amount equal to [***]% percent [***]% of the royalties, fees, or any other lump sum received by ANSAN or an AFFILIATE from its sublicensees for the use, lease, or sale of Licensed Products and Licensed Processes. ANSAN shall not sell or sublicense the use, lease, sale, or other disposition of Licensed Products or Licensed Processes to an AFFILIATE of ANSAN without obtaining the prior written consent of BAR-ILAN, which consent shall not unreasonably be withheld.

      4.2. No multiple royalties shall be payable because use, lease, or sale of any Licensed Product or Licensed Process is, or shall be, covered by more than one valid and unexpired claim contained in the Patent Rights.

      4.3. Royalty payments shall be paid in United States Dollars in New York or at such other place as BAR-ILAN may reasonably designate consistent with the laws and regulations controlling in any foreign country. Any withholding taxes which ANSAN or any sublicensee shall be required by law to withhold on remittance of the royalty payments shall be deducted from the royalty paid to BAR-ILAN. ANSAN shall furnish BAR-ILAN the original copies of all official receipts for such taxes. If a currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made using the exchange rate prevailing at

[***] - confidential treatment requested.

Citibank, NA in New York on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

      4.4. In all cases, the price utilized to determine Net Sales employed in the computation of royalties shall be a genuine and objective selling price which would otherwise be established in a bona fide arm's length transaction between unrelated and independent parties which have no affiliation or other interest which might affect such genuine and objective selling price. ANSAN covenants not to engage in manipulative transfer pricing, distribution of Licensed Products which are not commercially reasonable, or any other means to avoid the intended application of this Article 4. In the event Licensed Products are used or otherwise disposed of by ANSAN to an AFFILIATE or any other party at a price which is less than a genuine and objective selling price, as described herein, the price utilized to determine Net Sales employed in the computation of royalties shall be the prevailing price of the identical type of Licensed Products sold or leased by ANSAN to independent and unrelated third parties. In the event that ANSAN shall not have customarily sold or leased the identical type of Licensed Products to independent and unrelated third parties then the price employed in the computation of royalties shall be set at [***]% of the full cost of production, including all direct costs and full overhead, for such Licensed Products sold.

      4.5. In addition to any royalties payable under Paragraph 4.1, if ANSAN, or an AFFILIATE or sublicensee of ANSAN, receives approval from the US FDA to market a Licensed Product in the ANSAN Field (as those terms are used in this License Agreement) before TITAN, or an AFFILIATE or sublicensee of TITAN, receives approval from the US FDA to market a Licensed Product in the TITAN Field (as those terms are used in the License Agreement between BAR-ILAN and TITAN), then ANSAN shall pay to BAR-ILAN four additional payments of $[***]% each: the first within 90 days of receiving the approval, the second within 180 days of receiving the approval, the third within 270 days of receiving the approval, and the fourth within 360 days of receiving the approval.

[***] - confidential treatment requested.

                         ARTICLE 5 - REPORTS AND RECORDS

      5.1. ANSAN shall keep full, true and accurate books of account containing all particulars that may be necessary to the purpose of showing the amount payable to BAR-ILAN by way of royalty as aforesaid. Said books of account shall be kept at ANSAN's principal place of business. Said books and the supporting data shall be open upon reasonable notice to ANSAN and no more than twice per calendar year, for five (5) years following the end of the calendar year to which they pertain, for inspection by the BAR-ILAN Internal Audit Division and/or by an independent certified public accountant employed by BAR-ILAN, to which ANSAN has no reasonable objection, for the purpose of verifying ANSAN's royalty statement or compliance in other respects with this License Agreement.

      5.2. ANSAN, within sixty (60) days after the end each quarter of each calendar year, shall deliver to BAR-ILAN true and accurate reports, giving such particulars of the business conducted by ANSAN during the preceding quarter under this License Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

            (a) All Licensed Products and Licensed Processes used, leased, or sold by or for ANSAN, its AFFILIATES and sublicensees.

            (b) Total amounts invoiced for Licensed Products and Licensed Processes used, leased, or sold by or for ANSAN, its AFFILIATES and sublicensees.

            (c) Deductions applicable in computed "Net Sales" as defined in Paragraph 1.6.

            (d) Total royalties due based on Net Sales by or for ANSAN, its AFFILIATES and sublicensees.

            (e) Names and addresses of all AFFILIATES and sublicensees of ANSAN.

            (f)   On an annual basis, ANSAN's Annual Report

      5.3. With each such report submitted, ANSAN shall pay to BAR-ILAN the royalties due and payable under this License Agreement. If no royalties (other than any minimum royalty pursuant to Paragraph 14.1) shall be due, ANSAN shall so report.

                         ARTICLE 6 - PATENT PROSECUTION

      6.1. ANSAN, at its own expense and utilizing patent counsel of its choice selected in consultation with BAR-ILAN, shall have the sole right and obligation for the filing, prosecution, and maintenance of the Hemoglobinopathies Patents. ANSAN, or its patent counsel, shall provide BAR-ILAN with copies of all correspondence and documents filed with, or received from, any patent office or patent agent. In addition, ANSAN agrees that any and all official or "ribbon" copies of issued patents shall be forwarded to, and retained by, BAR-ILAN.

      6.2. BAR-ILAN, at its own expense and utilizing patent counsel of its choice selected in consultation with ANSAN, shall have the sole right and responsibility for the filing, prosecution, and maintenance of the Basic Patents. BAR-ILAN may delegate this responsibility to a licensee of the Basic Patents; and it is contemplated that BAR-ILAN will delegate this responsibility to TITAN. BAR-ILAN agrees for the benefit of ANSAN that it shall not, nor shall it permit any licensee to whom it may delegate this responsibility, to take any action in regard to prosecution of the Basic Patents (including by reexamination, reissue, or the like) that could result in any diminution of rights with respect to any claims covering rights within the ANSAN Field, in particular, to any composition of matter claims relating to butylidene dibutyrate, except with the consent of ANSAN.

                             ARTICLE 7 - TERMINATION

      7.1. If ANSAN shall become bankrupt or insolvent, shall file a petition in bankruptcy, or if the business of ANSAN shall be placed in the hands of a receiver, assignee, or trustee for the benefit of creditors, whether by the voluntary act of ANSAN or otherwise, this License Agreement shall automatically terminate.

      7.2. Should ANSAN fail in its payment to BAR-ILAN of royalties due in accordance with the terms of this License Agreement which are not the subject of a bona fide dispute between BAR-ILAN and ANSAN, BAR-ILAN shall have the right to serve notice upon ANSAN, by certified mail to the address designated in Article 13 hereof, of its intention to terminate this License Agreement within sixty
(60) days after receipt of said notice of termination unless

ANSAN shall pay to BAR-ILAN, within the sixty (60) day period, all such royalties due and payable. Upon the expiration of the sixty (60) day period, if ANSAN shall not have paid all such royalties due and payable, the rights, privileges and license granted hereunder shall thereupon immediately terminate.

      7.3. Upon any material breach or default of this License Agreement (including without limitation, the failure to submit annual reports as provided under Paragraph 5.2) by ANSAN, other than those occurrences set out in Paragraphs 7.1 and 7.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 7.3, BAR-ILAN shall have the right to terminate this License Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to ANSAN by certified mail to the address designated in Article 13 hereof. Such termination shall become effective unless ANSAN shall have cured any such breach or default capable of being cured prior to the expiration of the ninety (90) day per from receipt of the notice of termination.

      7.4. ANSAN shall have the right to terminate this License Agreement at any time on nine (9) months notice by certified mail to BAR-ILAN.

      7.5. Upon termination of this License Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. ANSAN and/or any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination, and sell the same, provided that ANSAN shall pay to BAR-ILAN the royalties therein as required by Article 4 of this License Agreement and shall submit the reports required by Article 5 hereof on the sales of Licensed Products.

      7.6. Upon the termination of this License Agreement, ANSAN shall (except to the extent necessary to complete the manufacture and sale of Products permitted under Paragraph 7.5 above): (i) return to BAR-ILAN any materials still in its possession provided to it by BAR-ILAN pursuant to this License Agreement;
(ii) maintain the confidentiality of all proprietary, non-public information provided to it by BAR-ILAN; and (iii) not use the Licensed Products or other information disclosed pursuant to this License Agreement in any way in connection with its business.

      7.7. Upon the termination of this License Agreement for whatever reason, existing sublicense agreements pertaining to Licensed Products entered into by ANSAN pursuant to this License Agreement shall at BAR-ILAN's option be assigned. upon such termination, from ANSAN to BAR-ILAN or to BAR-ILAN's designee.

                             ARTICLE 8 - ARBITRATION

      8.1. Except as to issues relating to the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, any and all claims, disputes, or controversies arising under, out of, or in connection with this License Agreement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration to be held in Tel Aviv under the rules of the American Arbitration Association then in effect. The arbitrators shall have no power to add to, subtract from, or modify any of the terms or conditions of this License Agreement. Any award rendered in such arbitration may be enforced by either party in any court having jurisdiction.

      8.2. Any claim, dispute, or controversy concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder shall be. resolved in any court having jurisdiction thereof. In the event ANSAN institutes a proceeding to contest the validity or enforceability of the Patent Rights, all royalties owed by ANSAN under Article 4 of this License Agreement shall continue to be paid by ANSAN until such proceeding is resolved, after appeals if any.

      8.3. In the event that, in any arbitration proceeding, any issue shall arise concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, the arbitrators shall, to the extent possible, resolve all issues other than validity, enforceability, and infringement; in any event, the arbitrators shall not delay the arbitration proceeding for the purpose of obtaining or permitting either party to obtain judicial resolution of such issues, unless an order staying the arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder in any proceeding to enforce any arbitration award hereunder, or in any proceeding otherwise arising out of any such arbitration award.

                   ARTICLE 9 - INFRINGEMENT AND OTHER ACTIONS

      9.1. ANSAN and BAR-ILAN shall promptly provide written notice to the other party of any alleged infringement by a third party of the Patent Rights within the ANSAN Field and provide such other party with any available evidence of such infringement.

      9.2. During the term of this Agreement, ANSAN shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of and/or challenge to the Patent Rights within the ANSAN Field. In furtherance of such right, BAR-ILAN hereby agrees that ANSAN may join BAR-ILAN as a party in any such suit, without expense to BAR-ILAN. No settlement, consent judgment, or other voluntary final disposition of any such suit may be entered into without the consent of BAR-ILAN, which consent shall not unreasonably be withheld. ANSAN shall indemnity BAR-ILAN against any order for costs that may be made against BAR-ILAN in any such suit.

      9.3. Any recovery of damages by ANSAN in any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of ANSAN relating to the suit. The balance remaining from any such recovery shall be treated as royalties received by ANSAN from sublicensees and shared by BAR-ILAN and ANSAN in accordance with Paragraph 4.1.2 hereof

      9.4. If within six (6) months after receiving notice of any alleged infringement within the ANSAN Field, ANSAN shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if ANSAN shall notify BAR-ILAN, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, BAR-ILAN shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights within the ANSAN Field, and BAR-ILAN may, for such purposes, join ANSAN as a party plaintiff The total cost of any such infringement action commenced solely by BAR-ILAN shall be borne by BAR-ILAN and BAR-ILAN shall keep any recovery or damages for past infringement derived therefrom.

      9.5. In any suit to enforce and/or defend the Patent Rights pursuant to this License Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

      9.6. BAR-ILAN and ANSAN agree for the benefit of TITAN that, before either of them shall commence or respond to a suit to enforce and/or defend the Patent Rights, they shall consult with TITAN in good faith to the extent legally permissible to ensure that no action shall jeopardize the legitimate interests of TITAN in the Patent Rights. ANSAN further agrees that it will cooperate in good faith with TITAN to establish an agreement for shared responsibility and/or cost of enforcement and/or defense to the extent that such enforcement and/or defense implicates both the TITAN Field and the ANSAN Field.

                         ARTICLE 10 - PRODUCT LIABILITY

      10.1. BAR-ILAN, by this License Agreement, makes no representation as to the patentability and/or breadth of the inventions contained in the Patent Rights. BAR-ILAN, by this License Agreement, makes no representation as to patents now held or which will be held by others in the field of the Licensed Products for a particular purpose.

      10.2. ANSAN agrees to defend, indemnify, and hold BAR-ILAN, the University and MOR harmless from and against all liability, demands, damages, expense, or losses for death, personal injury, illness, or property damage arising (a) out of the use by ANSAN or its transferees of inventions licensed or information furnished under this License Agreement, or (b) out of any use, sale, or other disposition by ANSAN or its transferees of products made by use of such inventions or information. As used in this clause, BAR-ILAN includes the Trustees, Officers,

Agents, Employees and Students of BAR-ILAN, the University, and MOR, and ANSAN includes its AFFILIATES, Contractors and Sub-contractors.

                             ARTICLE 11 - ASSIGNMENT

      ANSAN may assign or otherwise transfer this License Agreement and the license granted hereunder, and the rights acquired by it hereunder so long as such assignment or transfer shall be accompanied by a sale or other transfer of ANSAN's entire business or of that part of ANSAN's business to which the license granted hereunder relates. ANSAN shall give BAR-ILAN thirty (30) days prior written notice within which to reasonably object to such assignment or transfer. If within thirty (30) days after the giving of such notice, no written objection is received by ANSAN, BAR-ILAN shall be deemed to have approved such assignment or transfer; provided, however, BAR-ILAN shall not be deemed to have approved such assignment and transfer unless such assignee or transferee shall have agreed in writing to be bound by the terms and conditions of this License Agreement. If, within such thirty (30) day period, BAR-ILAN provides written notice of reasonable objection to such assignment or transfer, then no such assignment or transfer shall be made and, if made, shall be deemed null and void. Upon such assignment or transfer and agreement by such assignee or transferee, the term ANSAN as used herein shall mean such assignee or transferee. If ANSAN shall sell or otherwise transfer its entire business or that part of its business to which the license granted hereby relates and the transferee shall not have agreed in writing to be bound by the terms and conditions of this License Agreement, or new terms and conditions shall not have been reasonably agreed upon within sixty (60) days of such sale or transfer, BAR-ILAN shall have the right to terminate this License Agreement.

                          ARTICLE 12 - NON-USE OF NAMES

      ANSAN shall not use the name of BAR-ILAN or MOR or any adaptation thereof in any advertising, promotional, or sales literature without prior written consent obtained from BAR-ILAN, in each case, except that ANSAN may state that it is licensed by BAR-ILAN under one or more of the patents and/or applications comprising the Patent Rights.

             ARTICLE 13 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

      Any payment, notice, or other communication pursuant to this License Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

                 In the case of BAR-ILAN:

                       Bar-Ilan Research & Development Company Ltd.
                       Bar-Ilan University
                       P0 Box 1530
                       Ramat Gan 52115
                       Israel

                 In the case of ANSAN:

                       Ansan Pharmaceuticals, Inc.
                       400 Oyster Point Boulevard, Suite 435
                       South San Francisco, California 94080
                       USA

                    ARTICLE 14 - THE TITAN LICENSE AGREEMENT

      14.1. Upon the termination of the License Agreement between BAR-ILAN and TITAN for any reason, BAR-ILAN shall have the right, in its sole discretion, to require ANSAN to assume all rights and obligations of TITAN under that License Agreement, including in particular the obligation to make minimum royalty payments to BAR-ILAN under Paragraph 4.1.3. and the right and obligation for the filing, prosecution, and maintenance of the Basic Patents. BAR-ILAN may exercise that right by notice to ANSAN in accordance with Article 13 of this License Agreement. If BAR-ILAN does require ANSAN to accept all rights and obligations of TITAN under the terminated License Agreement between BAR-ILAN and TITAN, then that License Agreement shall be deemed to have been made between BAR-ILAN and ANSAN as of the date of such notice.

      14.2. Upon the termination of the License Agreement between BAR-ILAN and TITAN for any reason, BAR-ILAN may, in its sole discretion, offer to ANSAN the right and obligation, at its own expense and utilizing patent counsel of its choice selected in consultation with

BAR-ILAN, for the filing, prosecution, and maintenance of the Basic Patents. If ANSAN accepts, ANSAN, or its patent counsel, shall provide BAR-ILAN with copies of all correspondence and documents filed with, or received from, any patent office or patent agent. In addition, ANSAN agrees that any and all official or "ribbon" copies of issued patents shall be forwarded to, and retained by, BAR-ILAN. Offer by BAR-ILAN and acceptance by ANSAN of the right to file, prosecute, and maintain the Basic Patents under this Paragraph 14.2 shall not constitute any grant or license by BAR-ILAN to ANSAN of any other rights under the License Agreement between BAR-ILAN and TITAN, including any rights to the Licensed Products or Licensed Processes which are within the TITAN Field.

                           ARTICLE 15 - EFFECTIVENESS

      This License Agreement shall become effective and binding on the parties hereto upon the closing of the Agreement and Plan of Reorganization dated July 16, 1997 by and between ANSAN and Discovery Laboratories, Inc.

                      ARTICLE 16 - MISCELLANEOUS PROVISIONS

      16.1. This License Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Israel, except that questions affecting the validity, enforceability, or infringement of any patent contained in the Patent Rights shall be determined by the law of the country in which the patent was granted.

      16.2. The parties hereto acknowledge that this License Agreement sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

      16.3. The provisions of this License Agreement are severable, and in the event that any provision of this License Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof

      16.4. ANSAN agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to, or sold in, other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

      16.5. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this License Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

      IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, in duplicate, by proper persons thereunto duly authorized.


           BAR-ILAN                                 ANSAN


By: /s/ [Illegible]                       By: /s/ V. H. J. Shalson
    -------------------------                 ----------------------------
Name: [Illegible]                         Name: V. H. J. SHALSON
Title: Managing Director                  Title: PRESIDENT AND CEO
Date: 13-11-97                            Date: NOVEMBER 24, 1997

                                   APPENDIX I

1. The "Basic Patents"

     Country    Application No.   Filing Date     Patent No.      Issue Date
     -------    ---------------   -----------     ----------      ----------


                                     [***]


[***] - confidential treatment requested.

2.     The "Hemoglobinopathies Patents"

     Country    Application No.   Filing Date     Patent No.      Issue Date
     -------    ---------------   -----------     ----------      ----------

[***] - confidential treatment requested.


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